UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)
001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
13170 Telfair Avenue Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

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Item 5.02	Departure of Directors or Certain Officers

Following close of the Company’s $27.9 million private placement on March 26, 2021, Matthew Pfeffer stepped down as Acting Chief Executive Officer of the Company, and the board of directors named Scott Dunbar to replace Matthew Pfeffer as acting CEO. Mr. Dunbar has served the Company as Senior Patent Counsel and Compliance Officer for approximately 19 years. Mr. Pfeffer remains on the board as an independent director following the relinquishment of his position, as an interim acting executive officer.   Under NASDAQ rules, an independent director may be employed as an executive officer on an interim basis without disqualifying that director from being considered independent following such employment if that interim employment did not last longer than one year.

Item 8.01	Other Events

On April 1, 2021, Second Sight Medical Products, Inc. (the “Company”) issued a press release entitled “Second Sight Medical Products Names Scott Dunbar acting CEO”.  The press release is attached to this report on form 8-K as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release “Second Sight Medical Products Names Scott Dunbar acting CEO” dated April 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2021

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Edward Sedo

By: Edward Sedo

Acting Chief Accounting Officer